Exhibit 107

Calculation of Filing Fee Table
424(b)(5)
(Form Type)
Global Ship Lease, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Class A Common Shares, par value $0.01 per share	Rule 457(o) Rule 457(r)	N/A	N/A	$100,000,000	0.00015310	$15,310
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Total Offering Amounts					$100,000,000		$15,310
	Total Fees Previously Paid					N/A		–
	Total Fee Offsets					N/A		$14,651(3)
	Net Fee Due							$659(3)

(1)	The proposed maximum aggregate offering price is being used to calculate the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)
This “Calculation of Filing Fee Table” shall be deemed to update the “Calculation of Filing Fee” table in the registrant’s registration statement on Form F-3ASR filed with the U.S. Securities and Exchange Commission on September 23, 2025 (File No. 333-290461), in accordance with Rule 457(r) and Rule 456(p) under the Securities Act.

(3)
Global Ship Lease, Inc. previously filed a Registration Statement on Form F-3 with the U.S. Securities and Exchange Commission (File No. 333-267468), which was automatically declared effective upon filing on September 16, 2022 (the “Prior Registration Statement”), registering an indeterminate initial offering price and number of securities.  In reliance on Rule 456(b) and Rule 457(r) under the Securities Act, Global Ship Lease, Inc. deferred payment of the registration fee required for the Prior Registration Statement.  Global Ship Lease, Inc. previously registered Class A common shares, par value $0.01 per share, having an aggregate offering price of up to $100,000,000, offered by means of a prospectus supplement, dated August 16, 2024, filed under Rule 424(b)(5) (the “Prospectus Supplement”) pursuant to the Prior Registration Statement. In connection with the filing of the Prospectus Supplement, Global Ship Lease, Inc. contemporaneously paid a filing fee of $14,760 (the “Initial Fee”). Global Ship Lease, Inc. sold an aggregate of $732,404.12 of Class A common shares, par value $0.01 per share, pursuant to the Prospectus Supplement and related Prior Registration Statement, resulting in (i) the use of $108.10 of the Initial Fee (calculated at the fee rate in effect on the filing date of the Prospectus Supplement), and (ii) $14,651 of the unused Initial Fee available for future offset. In accordance with Rule 457(p) under the Securities Act, Global Ship Lease, Inc. is using $14,561 of the unused Initial Fee to partially offset the $15,310 filing fee payable in connection with this filing.  The offering under the Prospectus Supplement and related Prior Registration Statement was effectively deemed terminated on September 16, 2025.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Global Ship Lease, Inc.	F-3	333-267468	09/16/2022		$14,651(1)	Equity	Class A Common Shares, par value $0.01 per share		$99,267,596
Fee Offset Sources	Global Ship Lease, Inc.	F-3	333-267468		09/16/2022						$14,760 (1)

(1)
Pursuant to Rule 457(p) under the Securities Act, Global Ship Lease, Inc.is offsetting the registration fee due in connection with this filing with $14,651 of the $14,760 Initial Fee previously paid with respect to unsold securities under the Prospectus Supplement and related Prior Registration Statement (the “Unsold Offset Securities”). The offering of the Unsold Offset Securities pursuant to the Prospectus Supplement and related Prior Registration Statement associated with the claimed fee offset pursuant to Rule 457(p) has been completed or terminated.